UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Northern Lights Fund Trust II
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Pictoria Drive, Suite 450, Cincinnati, OH	45246
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-174926.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.
DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the respective shares of beneficial interest, no par value, of Weitz Short Duration Bond ETF, a series of the Northern Lights Fund Trust II (the “Trust”) to be registered hereunder are set forth in Post-Effective Amendment No. 613 to the Registrant’s Registration Statement on Form N-1A, as amended (File Nos. 333-174926; 811-22549) as filed with the Securities and Exchange Commission via EDGAR (ACCESSION NO. 0001580642-26-001984) on March 24, 2026, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and each’s I.R.S. Employer Identification Number are as follows:

Series Name	EIN
Weitz Short Duration Bond ETF	41-4318017

ITEM 2.
EXHIBITS.

1.	The Trust's Amended Trust Instrument is included as exhibit (a)(2) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-174926; 811-22549), as filed with the Securities and Exchange Commission on March 27, 2026.

2.	The Trust’s By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-174926; 811-22549), as filed with the Securities and Exchange Commission on June 16, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 30, 2026

Northern Lights Fund Trust II

By:	/s/ Kent Barnes
Name:	Kent Barnes
Title:	Secretary